Exhibit 12(b)
I, John S. Adams, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of Munder Series Trust II (the “Trust”) each certify that:
1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ John S. Adams
John S. Adams
President and Principal Executive Officer

Date: March 4, 2009

By:	/s/ Peter K. Hoglund
Peter K. Hoglund
Vice President and Principal Financial Officer

Date: March 4, 2009